FOR IMMEDIATE RELEASE

Qorvo® Announces Fiscal 2021 Second Quarter Financial Results

GREENSBORO, NC — November 4, 2020 — Qorvo® (Nasdaq:QRVO), a leading provider of innovative RF solutions that connect the world, today announced financial results for the Company’s fiscal 2021 second quarter, ended October 3, 2020.

On a GAAP basis, revenue for Qorvo’s fiscal 2021 second quarter was $1.06 billion, gross margin was 46.4%, operating income was $222 million and diluted earnings per share was $1.18. On a non-GAAP basis, gross margin was 51.7%, operating income was $329 million and diluted earnings per share was $2.43. Fiscal year 2021 is a 53-week fiscal year, and the September quarter was a 14-week fiscal quarter.

Bob Bruggeworth, president and chief executive officer of Qorvo, said, “In the second quarter, Qorvo outperformed our updated guidance on revenue, gross margin and EPS. Strength was diversified across customers and supported by multiyear technology upgrade cycles, including 5G and Wi-Fi 6. Customers are requiring more and better RF in highly integrated form factors to enable their next-generation products.”

Strategic Highlights

•	Expanded shipments of integrated main path solutions, including low-band, mid-/high- and ultra-high-band modules, across multiple tier-one smartphone OEMs

•	Increased volume shipments of BAW-based antennaplexer solutions to multiple tier-one smartphone OEMs

•
Acquired ultra-wideband (UWB) software and system solution pioneer 7Hugs Labs S.A.S. to enhance Qorvo’s capabilities in UWB system solutions and accelerate adoption across mobile, IoT and automotive ecosystems

•	Signed partnership agreement with leading design services company Sigma Connectivity to develop advanced UWB solutions and assist customers in the creation of breakthrough applications

•	Enjoyed broad-based content gains in Wi-Fi 6 in support of leading suppliers of smartphones, tablets, mesh networks, gateways, smart speakers and virtual reality headsets

•	Awarded multiple design wins in support of 5G massive MIMO base stations and commenced shipments of GaN amplifiers for massive MIMO C-band base station deployments

•	Launched high-performance BAW filters for 5G small cells and repeaters to enable 5G band 41 and Wi-Fi coexistence

•	Achieved strong growth in power management products driven by solid state storage in client/enterprise computing and brushless motor control applications

•	Awarded multi-year U.S. government State-of-the-Art Heterogeneous Integrated Packaging (SHIP) program, recognizing Qorvo’s leadership in advanced RF semiconductor packaging

Financial Commentary and Outlook

Mark Murphy, chief financial officer of Qorvo, said, “We project robust end market demand to continue into the December quarter. With our product and technology mix, operating performance and capital discipline, we are projecting record operating margins in the current quarter and free cash flow of approximately $900 million for the fiscal year.”

Qorvo currently believes the demand environment in its end markets supports the following expectations for the December 2020 quarter:

•	Quarterly revenue of $1.06 billion, plus or minus $15 million

•	Non-GAAP gross margin of approximately 52.5%

•	Non-GAAP diluted earnings per share of $2.65 at the midpoint of guidance

Qorvo’s actual quarterly results may differ from these expectations and projections, and such differences may be material.

Selected Financial Information

The following tables set forth selected GAAP and non-GAAP financial information for Qorvo for the periods indicated. See the more detailed financial information for Qorvo, including reconciliations of GAAP and non-GAAP financial information, attached.

	SELECTED GAAP RESULTS
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended October 3, 2020	For the quarter ended June 27, 2020	Change vs. Q1 FY 2021
Revenue	$1,060.3	$787.5	$272.8
Gross profit	$491.6	$325.8	$165.8
Gross margin	46.4%	41.4%	5.0	ppt
Operating expenses	$269.9	$233.1	$36.8
Operating income	$221.6	$92.7	$128.9
Net income	$136.9	$96.9	$40.0
Weighted average diluted shares	116.2	116.8	(0.6)
Diluted EPS	$1.18	$0.83	$0.35

	SELECTED NON-GAAP RESULTS[1]
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended October 3, 2020	For the quarter ended June 27, 2020	Change vs. Q1 FY 2021
Gross profit	$547.9	$382.5	$165.4
Gross margin	51.7%	48.6%	3.1	ppt
Operating expenses	$218.6	$178.7	$39.9
Operating income	$329.4	$203.7	$125.7
Net income	$282.3	$175.1	$107.2
Weighted average diluted shares	116.2	116.8	(0.6)
Diluted EPS	$2.43	$1.50	$0.93

	SELECTED GAAP RESULTS
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended October 3, 2020	For the quarter ended September 28, 2019	Change vs. Q2 FY 2020
Revenue	$1,060.3	$806.7	$253.6
Gross profit	$491.6	$323.6	$168.0
Gross margin	46.4%	40.1%	6.3	ppt
Operating expenses	$269.9	$210.8	$59.1
Operating income	$221.6	$112.8	$108.8
Net income	$136.9	$83.0	$53.9
Weighted average diluted shares	116.2	119.4	(3.2)
Diluted EPS	$1.18	$0.70	$0.48

	SELECTED NON-GAAP RESULTS[1]
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended October 3, 2020	For the quarter ended September 28, 2019	Change vs. Q2 FY 2020
Gross profit	$547.9	$375.1	$172.8
Gross margin	51.7%	46.5%	5.2	ppt
Operating expenses	$218.6	$166.7	$51.9
Operating income	$329.4	$208.4	$121.0
Net income	$282.3	$181.2	$101.1
Weighted average diluted shares	116.2	119.4	(3.2)
Diluted EPS	$2.43	$1.52	$0.91
1Excludes stock-based compensation expense, amortization of intangible assets, restructuring related charges, acquisition and integration related costs, asset impairment and accelerated depreciation, (gain) loss on assets, start-up costs, loss (gain) on investments, other (income) expense and an adjustment of income taxes.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP revenue, (ii) non-GAAP gross profit and gross margin, (iii) non-GAAP operating income and operating margin, (iv) non-GAAP net income, (v) non-GAAP net income per diluted share, (vi) non-GAAP operating expenses (research and development; selling, general and administrative), (vii) free cash flow, (viii) EBITDA, (ix) non-GAAP return on invested capital (ROIC), and (x) net debt or positive net cash. Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables, attached, and the "Additional Selected Non-GAAP Financial Measures and Reconciliations” tables, attached.

In managing Qorvo's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and other operating expenses. Also, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and stock-based compensation expense, which may obscure trends in Qorvo's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of Qorvo's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of Qorvo's results of operations and the factors and trends affecting Qorvo's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of Qorvo's operations, are outlined below:

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude stock-based compensation expense, amortization of intangible assets, accelerated depreciation, restructuring related charges and certain non-cash expenses. We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin gives management and investors a more effective means of evaluating Qorvo's historical performance and projected costs and the potential for realizing cost efficiencies. We believe that the majority of Qorvo's purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating Qorvo's business. In this regard, we note that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although we set the amortization expense based on useful life of the various assets at the time of the transaction, we cannot influence the timing and amount of the future amortization expense recognition once the lives are established. Similarly, we believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of stock-based compensation expense assists management and investors in evaluating the period-over-period performance of Qorvo's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of Qorvo during the period in which the expense is incurred and generally are outside the control of management. Moreover, we believe that the exclusion of stock-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to Qorvo's gross profit and gross margins and other financial measures in comparison to prior periods. We also believe that the adjustments to profit and margin related to accelerated depreciation, restructuring related charges and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore the exclusion of these items provides management and investors with better visibility into the actual revenue and actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating income and operating margin. Non-GAAP operating income and operating margin exclude stock-based compensation expense, amortization of intangible assets, restructuring related charges, acquisition and integration related costs, asset impairment and accelerated depreciation, (gain) loss on assets, start-up costs and certain non-cash expenses. We believe that presentation of a measure of operating income and operating margin that excludes amortization of intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that restructuring related charges, acquisition and integration related costs, asset impairment and accelerated depreciation, (gain) loss on assets, start-up costs and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP operating income and operating margin has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of stock-based compensation expense, amortization of intangible assets, restructuring related charges, acquisition and integration related costs, asset impairment and accelerated depreciation, (gain) loss on assets, start-up costs, certain non-cash expenses, loss (gain) on investments, other (income) expense and also reflect an adjustment of income taxes. The income tax adjustment primarily represents the use of research and development tax credit carryforwards, deferred tax expense (benefit) items not affecting taxes payable, adjustments related to the deemed and actual repatriation of historical foreign earnings, non-cash expense (benefit) related to uncertain tax positions and other items unrelated to the current fiscal year or that are not indicative of our ongoing business operations. We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income and operating margin. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP research and development and selling, general and administrative expenses. Non-GAAP research and development and selling, general and administrative expenses exclude stock-based compensation expense, amortization of intangible assets and certain non-cash expenses (primarily acquisition and integration related costs). We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that acquisition and integration related costs and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of these non-

GAAP operating expenses has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Free cash flow. Qorvo defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA. Qorvo defines EBITDA as earnings before interest expense and interest income, income tax expense (benefit), depreciation and intangible amortization. Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of an adjustment for income taxes (as described above), by average invested capital. Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of current liabilities (excluding the current portion of long-term debt and other short-term financings) from the average of the beginning balance and the ending balance of net accounts receivable, inventories, other current assets, net property and equipment and a cash amount equal to seven days of quarterly revenue.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus any borrowings under our credit facility and the principal balance of our senior unsecured notes. Management believes that net debt or positive net cash provides useful information regarding the level of Qorvo's indebtedness by reflecting cash and investments that could be used to repay debt.

Forward-looking non-GAAP measures. Our earnings release contains forward-looking gross margin, income tax rate and diluted earnings per share. We provide these non-GAAP measures to investors on a prospective basis for the same reasons (set forth above) that we provide them to investors on a historical basis. We are unable to provide a reconciliation of the forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures without unreasonable effort due to variability and difficulty in making accurate projections for items that would be required to be included in the GAAP measures, such as stock-based compensation, acquisition and integration related costs, restructuring related charges, asset impairments and the provision for income taxes. We believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP financial measures as an analytical tool compared to the most directly comparable GAAP financial measures are these non-GAAP financial measures (i) may not be comparable to similarly titled measures used by other companies in our industry, and (ii) exclude financial information that some may consider important in evaluating our performance, thus limiting their usefulness as a comparative tool. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities. We further compensate for the limitations of our use of non-GAAP financial measures by presenting the corresponding GAAP measures more prominently.

Qorvo will conduct a conference call at 5:00 p.m. ET today to discuss today’s press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.qorvo.com (under “Investors”). A telephone playback of the conference call will be available approximately two hours after the call’s completion and can be accessed by dialing 719-457-0820 and using the passcode 6603126. The playback will be available through the close of business November 11, 2020.

About Qorvo

Qorvo (Nasdaq:QRVO) makes a better world possible by providing innovative Radio Frequency (RF) solutions at the center of connectivity. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers’ most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including advanced wireless devices, wired and wireless networks and defense radar and communications. We also leverage unique competitive strengths to advance 5G networks, cloud computing, the Internet of Things, and other emerging applications that expand the global framework interconnecting people, places and things. Visit www.qorvo.com to learn how Qorvo connects the world.

Qorvo is a registered trademark of Qorvo, Inc. in the U.S. and in other countries. All other trademarks are the property of their respective owners.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions, and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws. Our business is subject to numerous risks and uncertainties, including those relating to fluctuations in our operating results; our substantial dependence on developing new products and achieving design wins; our dependence on a few large customers for a substantial portion of our revenue; a loss of revenue if contracts with the United States government or defense and aerospace contractors are canceled or delayed or if defense spending is reduced; the COVID-19 pandemic, which has and will likely continue to negatively impact the global economy and disrupt normal business activities, and which may have an adverse effect on our results of operations; our dependence on third parties; risks related to sales through distributors; risks associated with the operation of our manufacturing facilities; business disruptions; poor manufacturing yields; increased inventory risks and costs due to timing of customer forecasts; our inability to effectively manage or maintain evolving relationships with platform providers; risks from international sales and operations; economic regulation in China; changes in government trade policies, including imposition of tariffs and export restrictions; our ability to implement innovative technologies; underutilization of manufacturing facilities as a result of industry overcapacity; we may not be able to borrow funds under our credit facility or secure future financing; we may not be able to generate sufficient cash to service all of our debt; restrictions imposed by the agreements governing our debt; volatility in the price of our common stock; damage to our reputation or brand; fluctuations in the amount and frequency of our stock repurchases; our recent and future acquisitions and other strategic investments could fail to achieve financial or strategic objectives; our ability to attract, retain and motivate key employees; our reliance on our intellectual property portfolio; claims of infringement of third-party intellectual property rights; security breaches and other similar disruptions compromising our information; theft, loss or misuse of personal data by or about our employees, customers or third parties; warranty claims, product recalls and product liability; and risks associated with environmental, health and safety regulations and climate change. Many of the foregoing risks and uncertainties are, and will continue to be, exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result. These and other risks and uncertainties, which are described in more detail in Qorvo's most recent Annual Report on Form 10-K and in other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

# # #

Financial Tables to Follow

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	October 3, 2020	September 28, 2019	October 3, 2020	September 28, 2019
Revenue	$1,060,292	$806,698	$1,847,743	$1,582,296

Costs and expenses:
Cost of goods sold	568,742	483,116	1,030,404	964,425
Research and development	156,342	115,614	286,413	234,534
Selling, general and administrative	109,372	88,274	195,976	177,253
Other operating expense	4,192	6,927	20,594	38,091
Total costs and expenses	838,648	693,931	1,533,387	1,414,303

Operating income	221,644	112,767	314,356	167,993
Interest expense	(23,486)	(12,693)	(42,335)	(24,557)
Other income	1,920	1,992	25,057	3,827

Income before income taxes	200,078	102,066	297,078	147,263
Income tax expense	(63,161)	(19,028)	(63,239)	(24,684)
Net income	$136,917	$83,038	$233,839	$122,579

Net income per share, diluted	$1.18	$0.70	$2.01	$1.02

Weighted average outstanding diluted shares	116,177	119,429	116,395	120,196

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	October 3, 2020	June 27, 2020	September 28, 2019

GAAP operating income	$221,644	$92,712	$112,767
Stock-based compensation expense	30,048	21,859	20,876
Amortization of intangible assets	72,147	71,944	56,288
Restructuring related charges	609	938	3,863
Acquisition and integration related costs	7,259	12,663	7,549
Asset impairment and accelerated depreciation	—	—	6,635
(Gain) loss on assets, start-up costs and other non-cash expenses	(2,354)	3,622	422
Non-GAAP operating income	$329,353	$203,738	$208,400

GAAP net income	$136,917	$96,922	$83,038
Stock-based compensation expense	30,048	21,859	20,876
Amortization of intangible assets	72,147	71,944	56,288
Restructuring related charges	609	938	3,863
Acquisition and integration related costs	7,259	12,663	7,549
Asset impairment and accelerated depreciation	—	—	6,635
(Gain) loss on assets, start-up costs and other non-cash expenses	(2,354)	3,622	422
Loss (gain) on investments	450	(14,617)	(366)
Other (income) expense	(2,051)	(3,039)	15
Adjustment of income taxes	39,262	(15,212)	2,856

Non-GAAP net income	$282,287	$175,080	$181,176

GAAP weighted average outstanding diluted shares	116,177	116,751	119,429
Dilutive stock-based awards	—	—	—
Non-GAAP weighted average outstanding diluted shares	116,177	116,751	119,429

Non-GAAP net income per share, diluted	$2.43	$1.50	$1.52

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
(in thousands, except percentages)	October 3, 2020		June 27, 2020		September 28, 2019
GAAP gross profit/margin	$491,550	46.4%	$325,789	41.4%	$323,582	40.1%
Amortization of intangible assets	52,149	4.9%	51,945	6.6%	38,310	4.8%
Restructuring related charges	—	—%	—	—%	1,034	0.1%
Stock-based compensation expense	3,600	0.3%	4,616	0.6%	2,372	0.3%
Accelerated depreciation	—	—%	—	—%	5,578	0.7%
Other non-cash expenses	627	0.1%	125	—%	4,265	0.5%
Non-GAAP gross profit/margin	$547,926	51.7%	$382,475	48.6%	$375,141	46.5%

Three Months Ended
Non-GAAP Operating Income	October 3, 2020
(as a percentage of sales)

GAAP operating income	20.9%
Stock-based compensation expense	2.8%
Amortization of intangible assets	6.8%
Restructuring related charges	0.1%
Acquisition and integration related costs	0.7%
Gain on assets, start-up costs and other non-cash expenses	(0.2)%
Non-GAAP operating income	31.1%

Three Months Ended
Free Cash Flow (1)	October 3, 2020
(in millions)

Net cash provided by operating activities	$281.0
Purchases of property and equipment	(43.6)
Free cash flow	$237.4

(1) Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures.

QORVO, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	October 3, 2020	June 27, 2020	September 28, 2019
GAAP research and development expense	$156,342	$130,071	$115,614
Less:
Stock-based compensation expense	8,445	6,964	6,219
Other non-cash expenses	526	526	482
Non-GAAP research and development expense	$147,371	$122,581	$108,913

	Three Months Ended
	October 3, 2020	June 27, 2020	September 28, 2019
GAAP selling, general and administrative expense	$109,372	$86,604	$88,274
Less:
Stock-based compensation expense	18,001	10,277	12,285
Amortization of intangible assets	19,998	19,999	17,978
Other non-cash expenses	171	173	183
Non-GAAP selling, general and administrative expense	$71,202	$56,155	$57,828

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 3, 2020	March 28, 2020
ASSETS
Current assets:
Cash and cash equivalents	$2,000,257	$714,939
Accounts receivable, net	485,100	367,172
Inventories	476,846	517,198
Other current assets	100,523	91,193
Total current assets	3,062,726	1,690,502

Property and equipment, net	1,224,853	1,259,203
Goodwill	2,639,943	2,614,274
Intangible assets, net	714,565	808,892
Long-term investments	37,848	22,515
Other non-current assets	144,487	165,296
Total assets	$7,824,422	$6,560,682

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$482,986	$464,755
Current portion of long-term debt	905,086	6,893
Other current liabilities	88,945	67,355
Total current liabilities	1,477,017	539,003

Long-term debt	1,764,396	1,567,231
Other long-term liabilities	175,843	161,783
Total liabilities	3,417,256	2,268,017

Stockholders’ equity	4,407,166	4,292,665
Total liabilities and stockholders’ equity	$7,824,422	$6,560,682

At Qorvo®
Doug DeLieto
VP, Investor Relations
1.336.678.7968